UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 10, 1996

                                  Equisure Inc.
             (Exact name of registrant as specified in its Charter)

       Minnesota                   0-23178                    41-1309882
(State of Incorporation)   (Commission file number)         (IRS Employer
                                                         Identification Number)


             527 Marquette, Suite 1800, Minneapolis, Minnesota 55402
               (Address of principal executive office) (Zip Code)

Registrant's telephone number (612) 338-3738



Item 4:  Changes in Registrant's Certifying Accountants

     Item 304. (a)(1)(i)

         The former accountants, McGladrey & Pullen were replaced by Stirtz Bernards Boyden Surdel & Larter as the result of a change of ownership.

     Item 304. (a)(1)(ii)

         The former accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion; was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     Item 304. (a)(1)(iii)

         The decision to change accountants was approved by the board of directors.

     Item 304. (a)(1)(iv)

         During the registrant's two most recent fiscal years and any subsequent interim period preceding change of the accountant there were not any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.







                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed by the President.


                                            Equisure, Inc.


                                            /s/ D. J. Sackman